EXHIBIT 21.1

Subsidiaries of the Registrant

Subsidiary	Ownership

ROK Entertainment Group Limited	Cyberfund, Inc.	(100%)

ROK Productions Limited	ROK Entertainment Group Limited	(100%)

ROK Asia Limited	ROK Productions	(60%)

ROK Africa Limited	ROK Productions	(51%)

ROK Licensing Limited	ROK Entertainment Group Limited	(100%)

ROK Media Limited	ROK Entertainment Group Limited	(66%)

ROK Comics Limited	ROK Entertainment Group Limited	(51%)

Student Reach Limited	ROK Entertainment Group Limited	(80%)

ROK Mobile Media Limited	ROK Entertainment Group Limited	(100%)

ROK Distribution Limited	ROK Entertainment Group Limited	(100%)

ROK Music Publishing Limited	ROK Entertainment Group Limited	(100%)

ROK Entertainment Asia Limited	ROK Entertainment Group Limited	(100%)

ROK Television Limited	ROK Entertainment Group Limited	(100%)

ROK TV Limited	ROK Entertainment Group Limited	(100%)

ROK Radio Limited	ROK Entertainment Group Limited	(100%)

ROK Player Limited	ROK Entertainment Group Limited	(100%)

ROK Records Limited	ROK Entertainment Group Limited	(100%)

ROK Group International Limited	ROK Entertainment Group Limited	(100%)

ROK Brazil Entertainment Ltda	ROK Entertainment Group Limited	(50%)

ROK Entertainment USA LLC	ROK Entertainment Group Limited	(100%)

ROK Entertainment Inc	ROK Entertainment USA LLC	(100%)

ROK Records LLC	ROK Entertainment Group Limited	(66.7%)

ROK Entertainment Group US Inc	ROK Entertainment Group Limited	(90%)

ROK Virtual Sports Academy Limited	ROK Entertainment Group Limited	(67%)

ROK Corporation Limited	ROK Entertainment Group Limited	(100%)

WAGR Limited	ROK Entertainment Group Limited	(76%)

ROK Star Limited	ROK Entertainment Group Limited	(13%)

ROK Voice Limited	ROK Entertainment Group Limited	(53%)

Blubox Software Limited	ROK Entertainment Group Limited	(51%)

Fortressgate Limited	ROK Entertainment Group Limited	(51%)

ROK Management Services Limited	ROK Corporation Limited	(100%)

ROK Lotteries Limited	ROK Corporation Limited	(100%)

ROK Brazil Technologies Ltda	ROK Lotteries Limited	(50%)

ROK Bookmakers Limited	ROK Corporation Limited	(100%)

ROK Card Limited	ROK Corporation Limited	(100%)

ROK Global Gaming Limited	ROK Corporation Limited	(100%)

ROK MS Limited	ROK Corporation Limited	(100%)

ROK Diamonds Limited	ROK Corporation Limited	(100%)

Dejoria Limited	ROK Diamonds Limited	(100%)

ROK Diamonds Inc	ROK Diamonds Limited	(100%)

Beijing ROK-New Net Science & Technology Development Limited	ROK Corporation Limited	(70%)

Beijing New Net Science & Technology Development Limited	ROK Corporation Limited	(50%)

ROK Mobile Limited	ROK Corporation Limited	(15%)

We have reached agreement with a number of shareholders of ROK Star to increase our shareholding by 63% to take our holding to an aggregate 76%, a transaction with no implications to P&L accounts, save for registration and stamp duty.